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                                                                  EXHIBIT (d)(4)


                           AGREEMENT REGARDING PLEDGE
                      OF SECURITIES OF EDISON SCHOOLS INC.

                  This Agreement ratifies and confirms the pledge by each of H. Christopher Whittle ("BORROWER") and Whittle Schools Inc., a company wholly-owned by the Borrower ("WSI" or the "GUARANTOR") in favor of JPMorgan Chase Bank, as Agent ("AGENT") for JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, successor by merger to Morgan Guaranty Trust Company of New York) ("MORGAN") with respect to securities issued by Edison Schools Inc. ("EDISON") and owned, directly or indirectly, by Borrower.


                  WHEREAS, Borrower, WSI and the Agent have entered into the Amended and Restated Credit Agreement dated as of February 29, 2000, as amended (the "CREDIT AGREEMENT");


                  WHEREAS, WSI has entered into the Guaranty Agreement dated as of February 10, 1995, as amended, in favor of the Agent; and


                  WHEREAS, WSI and the Agent have entered into the Guarantor Security Agreement dated as of February 10, 1995, as amended;


                  NOW, THEREFORE, each of the Borrower and WSI hereby ratifies and confirms the pledge of Edison's securities as set forth below.

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01 DEFINITIONS. Capitalized terms not defined herein are used as defined in the Credit Agreement.

                                   ARTICLE II

                 SECURITY INTEREST PURSUANT TO CREDIT AGREEMENT

                  Section 2.01 CREATION OF SECURITY INTEREST. In order to secure
(i) the payment of the principal of and any interest on the Loans and the Notes, including any and all extensions, modifications and renewals thereof and/or notes issued in substitution therefor, (ii) the observance and performance of all covenants and agreements of the Borrower contained in the Credit Agreement and the Notes or in any other instruments or documents delivered by the Borrower pursuant to the Credit Agreement or now or hereafter further evidencing and/or securing his indebtedness with respect to the Loans or setting forth any terms and conditions applicable thereto and (iii) payment of all expenses and charges, legal or otherwise, suffered or incurred by the Agent or Morgan in enforcing payment of the Loans and the indebtedness evidenced by the Notes or performance by the Borrower of his covenants and agreements or in realizing upon, protecting or preserving the collateral security therefor created pursuant to the Credit Agreement (all of the foregoing set forth in clauses (i), (ii) and (iii) being sometimes referred to herein as the "SECURED OBLIGATIONS"), the Borrower has previously granted to the Agent for the benefit of Morgan a security interest in, and hereby agrees, acknowledges and confirms that the Agent, for the benefit of Morgan, has and shall continue to have a security interest in, among other collateral, the following:

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                  (i) the ten shares of Class A common stock of WSI owned
beneficially and of record by the Borrower, and any other shares of capital stock of WSI owned by the Borrower from time to time (the "WSI SHARES"), together with the right to receive all cash and other dividends or other distributions in respect of, and the right to receive all proceeds from the sale or other dispositions of, the WSI Shares;

                  (ii) 59,205 Class A Shares and 665,795 Class B Shares owned beneficially and of record by the Borrower, and any other shares of capital stock of Edison owned by the Borrower from time to time (the "EDISON SHARES"), together with the right to receive all cash and other dividends or other distributions in respect of, and the right to receive all proceeds from the sale or other dispositions of, the Edison Shares, subject to the prior Lien of Edison pursuant to the Edison Loan;

                  (iii) all proceeds of the foregoing.

                  The property described in the preceding clauses (i), (ii), and
(iii) is referred to collectively as the "COLLATERAL." The Edison Shares and the WSI Shares are referred to herein collectively as the "SECURITY SHARES."

         Section 2.02 CERTAIN MATTERS WITH RESPECT TO THE COLLATERAL.

                  (a) On or prior to the Closing Date, the Borrower delivered to the Agent certificates representing all of the WSI Shares, duly registered in his name, together with (i) an undated, signed, irrevocable stock power with the blanks therein not completed and (ii) an undated, signed, irrevocable instruction to WSI to pay any and all cash or other dividends or other distributions on the WSI Shares to the Agent for the benefit of Morgan from and after WSI's receipt thereof until all of the Borrower's obligations hereunder have been satisfied in full, each of such documents in form and substance satisfactory to the Agent. The Agent is granted the authority to complete, date and deliver such instruction (or any such instruction delivered with respect to Additional WSI Securities as hereinafter provided) to WSI on the occurrence of any Event of Default. The Borrower authorizes WSI to comply with any such instruction delivered to WSI by the Agent and agrees that any such instruction may not be terminated, amended or otherwise modified without the written consent of the Agent. The Agent is granted the authority to complete, date and deliver the stock power with respect to the WSI Shares in connection with any sale thereof pursuant to the Credit Agreement. If the Borrower shall acquire any additional shares or any other securities of WSI ("ADDITIONAL WSI SECURITIES"), the Borrower grants an equivalent security interest in such Additional WSI Securities as if those such Additional WSI Securities were originally included in the description of the WSI Shares in Section 6.01 of the Credit Agreement, and the Borrower shall immediately deliver the certificates or other instruments representing such Additional WSI Securities to the Agent, accompanied (1) by an undated, signed, irrevocable stock power with the blanks therein not completed, and (2) by an undated, signed, irrevocable instruction to WSI to pay any and all cash or other dividends or other distributions on the WSI Shares to the Agent. The Borrower shall take such other actions as the Agent may deem necessary or desirable to prefect, protect and maintain the security interests hereunder in favor of the Agent on behalf of Morgan hereunder.

                  (b) The Borrower delivered to Edison a notice to the effect that the Borrower has granted a second priority security interest in the Edison Shares to the Agent and that, upon the satisfaction of the Borrower's obligations under the Edison Loan, the Borrower shall deliver to the Agent certificates representing all of the Edison Shares, duly registered in his name, together with an undated, signed, irrevocable stock power with the blanks therein not completed, in form and substance satisfactory to the Agent. The Agent is granted the authority to complete, date and deliver the stock power with respect to the Edison Shares in connection with any sale thereof pursuant to the Credit Agreement. If the Borrower

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shall acquire any additional shares or any other securities of Edison
("ADDITIONAL EDISON SECURITIES"), the Borrower grants an equivalent security interest in such Additional Edison Securities as if those such Additional Edison Securities were originally included in the description of the Edison Shares in
Section 6.01 of the Credit Agreement, and the Borrower shall immediately deliver the certificates or other instruments representing such Additional Edison Securities to the Agent, accompanied by an undated, signed, irrevocable stock power with the blanks therein not completed. The Borrower shall take such other actions as the Agent may deem necessary or desirable to perfect, protect and maintain the security interests under the Credit Agreement in favor of the Agent on behalf of Morgan under the Credit Agreement.

                  (c) Prior to an Event of Default, the Borrower shall be entitled to retain all distributions in respect of the Security Shares, any Additional Edison Securities and any Additional WSI Securities and to vote the Security Shares, any Additional Securities and any Additional WSI Securities; PROVIDED, HOWEVER, that the Borrower shall not vote or take or refrain from taking any other action with respect to the Security Shares, any Additional Securities or any Additional WSI Securities which would be inconsistent with the intentions of the Credit Agreement; and PROVIDED FURTHER, that the Borrower shall not vote the Edison Shares, any Additional Edison Securities, the WSI Shares or any Additional WSI Securities with respect to any matter other than the election or removal of directors of WSI or Edison without the prior written consent of Morgan. Upon the occurrence of an Event of Default, the Agent shall be entitled to receive and retain all cash or other dividends or other distributions paid in respect thereof and to direct the voting with respect thereto as though the Agent were the outright owner thereof until all obligations of the Borrower under the Credit Agreement and the Notes have been satisfied in full; PROVIDED that, in the case of the Edison Shares, the Agent shall have such rights only in the event that the Lien of Edison securing the Edison Loan has been satisfied. In connection with the foregoing and without limitation of the provisions of Section 6.04 of the Credit Agreement, the Borrower irrevocably constitutes and appoints the Agent as his proxy and attorney-in-fact, with full power of substitution, to accomplish any and all acts necessary to permit the Agent so to act under such circumstances as though the Agent were the outright owner of the WSI Shares, any Additional Edison Securities, and any Additional WSI Securities, and, provided the Lien on the Edison Shares securing the Edison Loans has been satisfied, the Edison Shares.

                  Section 2.03 REMEDIES WITH RESPECT TO COLLATERAL. Upon the occurrence of any Event of Default, the Agent shall, in addition to all other rights and remedies, have all the rights and remedies of a secured party under the Uniform Commercial Code. The Agent may require the Borrower to take any steps necessary to make the Collateral available to the Agent at a place designated by the Agent which is reasonably convenient. Any requirement of the Code for reasonable notice to the Borrower shall be met if such notice is given to the Borrower at least ten days before the time of the sale, disposition or other event or thing giving rise to the required notice. The Agent may sell, assign and deliver the whole or, from time to time, any part of the Collateral or any interest therein or any part thereof, at any private sale or at a public auction, with or without demand, advertisement or notice of the time and place or sale or adjournment thereof or otherwise, except that, consistent with the preceding sentence, a notice of any such sale shall be given to the Borrower ten days before such sale, which may be for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Agent its sole discretion may determine. The Borrower waives and releases any and all right or equity of redemption either before or after any such sale except for his right to redeem such Collateral upon payment of the Secured Obligations. At any such sale, the Agent may bid and purchase for its own account, the whole or any part of the Collateral so sold free from any such right or equity of redemption. The proceeds from any such sale shall be applied by the Agent to satisfy the Secured Obligations in such order as it may deem appropriate. The Borrower agrees to pay all costs and expenses including court costs and reasonable attorneys' fees, incurred by the Agent and Morgan in enforcing any of the terms hereof or in retaking, holding, preparing for sale, selling, protecting, collecting or otherwise realizing

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upon any of the Collateral (including any such of the foregoing actions taken or done in any proceeding for relief of debtors under the Bankruptcy Code of the United States); and all such costs and expenses shall constitute additional indebtedness under the Credit Agreement payable on demand together with interest thereon at the default rate specified in Section 2.04 of the Credit Agreement, and shall also constitute part of the Secured Obligations secured by the security interest created by the Credit Agreement.

                  Section 2.04 POWER OF ATTORNEY. The Borrower irrevocably appoints the Agent as his attorney-in-fact, with full power of substitution, to execute, deliver and file such financing and continuation statements and other documents and to take such other actions in the name of the Borrower as the Agent shall deem necessary or desirable to protect, perfect, maintain and, if applicable, realize upon the security interests created by the Credit Agreement.

                                  ARTICLE III

                          SECURITY INTEREST PURSUANT TO
                          GUARANTOR SECURITY AGREEMENT

                  Section 3.01 THE SECURITY INTERESTS.

                  (a) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Guarantor under the Guarantor Security Agreement and under the Guaranty Agreement, the Guarantor grants to the Agent for the benefit of the Lender a continuing security interest in all rights and privileges of the Guarantor to, in, under, with respect or relating to any right, title or interest of the Guarantor in or with respect to Edison (all being collectively referred to as the "GUARANTOR COLLATERAL"); and all proceeds of all or any of the Guarantor Collateral.

                  (b) The Security Interests are granted as security only and shall not subject the Agent or any Bank to, or transfer or in any way affect or modify, any obligation or liability of the Guarantor with respect to any of the Guarantor Collateral or any transaction in connection therewith.

                                   ARTICLE IV

                                  GOVERNING LAW

                  Section 4.01 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

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                  IN WITNESS WHEREOF, each of the Borrower and the Guarantor has caused this Agreement to be duly executed and delivered as of August 15, 2003.




                                               /s/ H. Christopher Whittle
                                           ------------------------------------
                                                  H. Christopher Whittle


                                            WSI Inc.



                                            By:  /s/ H. Christopher Whittle
                                                 --------------------------
                                                Name:  H. Christopher Whittle
                                                Title:    President







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